CASH ACCUMULATION TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                  May 30, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Cash Accumulation Trust
              File No. 8114060


Ladies and Gentlemen:

       Enclosed please find the Semi Annual Report on Form NSAR for the above referenced Fund, for the six month period ended March 31, 2007. The enclosed is being filed electronically via the EDGAR
2008. System.


                                                  Yours truly,


                             			/s/ Jonathan D. Shain
                                                     Jonathan D.
Shain
                                                     Assistant Secretary




       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May 2007.



Cash Accumulation Trust



Witness: /s/ George Chen   				By: /s/Jonathan D.
Shain
George Chen	Jonathan D. Shain
	Assistant Secretary